UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                         Date of Report: May 15, 1998
                Date of earliest event reported: May 4, 1998





                         CHADMOORE WIRELESS GROUP, INC.
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             (Exact name of registrant as specified in its charter)




        Colorado                   0-20999                    84-1058165
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(State or other jurisdiction    (Commission                (IRS Employer
     of incorporation)           File Number)               Identification No.)




               2875 E. Patrick Lane, Suite G, Las Vegas, NV  89120
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         (Address of principal executive offices)                  (Zip Code)



Registrant's telephone number, including area code:          (702) 740-5633
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         (Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS

On May 4, 1998 (the "Closing Date"), pursuant to an Investment Agreement, dated as of May 1, 1998 (the "Investment Agreement"), between the Company and REI, REI purchased, for the purchase price of $7,500,000 in cash (the "REI Investment"), the following securities: (a) 8,854,662 shares of Common Stock (the "Common Purchased Stock"); (b) 10,119,614 shares of Series C Preferred Stock of the Company (the "Preferred Purchased Stock"); (c) an eleven-year warrant to purchase up to 14,612,796 shares of Common Stock at an exercise price of $0.001 per share of Common Stock (the "Eleven-Year Warrant"), which number of shares of Common Stock and exercise price are subject to adjustment as provided in the Eleven-Year Warrant; (d) a three-year warrant to purchase up to 4,000,000 shares of Common Stock at an exercise price of $1.25 per share of Common Stock (the "Three-Year Warrant"), which number of shares of Common Stock and exercise price are subject to adjustment as provided in the Three-Year Warrant; and (e) a five and one-half year warrant to purchase up to 10,119,614 shares of Common Stock at an exercise price of $3953 per share of Common Stock (the "Five and One-Half Year Warrant," and, together with the Three-Year Warrant and Eleven-Year Warrant, the "Warrants"), which number of shares of Common Stock and exercise price are subject to adjustment as provided in the Five and One-Half Year Warrant.

The Warrants set forth the terms and conditions on which REI may exercise its right to purchase additional shares of Common Stock or other securities of the Company. Prior to the tenth anniversary of the initial issuance of the Eleven-Year Warrant, it may be exercised, in whole or in part, only up to the extent of 75% of the shares issued by the Company upon the exercise, exchange or satisfaction of certain specified options, warrants and convertible securities currently outstanding. Thereafter, up until the eleventh anniversary of the date of issuance, it may be exercised, in whole or in part, for all shares issuable thereunder. The Three-Year Warrant may be exercised, in whole or in part, at any time and from time to time, commencing May 1, 1998, the date of issuance, through 5:00 p.m., Nevada time, on the third anniversary of issuance of such Warrant. Subject to the satisfaction of certain conditions, the Company may, at any time after May 1, 1999, purchase the entire unexercised portion of the Three-Year Warrant from REI. The purchase price is equal to the product of the then-current exercise price and the number of shares remaining under the Three-Year Warrant.

In addition, under the Three-Year Warrant, the holder may elect to receive, in lieu of Common Stock, (i) shares of preferred stock of the Company, with identical terms as the Series C Preferred Stock, described below, except as to liquidation value, which will be equal to the exercise price then in-effect under the Three-Year Warrant, and (ii) a new warrant, with substantially similar terms to the Three-Year Warrant, other than exercise price, term (which will be five and one-half years from the date of issuance) and that the shares issued thereunder will not be subject to repurchase by the Company. The Five and One-Half Year Warrant may be exercised, in whole or in part, at any time and from time to time, commencing May 1, 1998, the date of issuance, through 5:00 p.m., Nevada time, on October 31, 2003.

The Preferred Purchased Stock has a liquidation preference equal to $0.3953 per share ($4,000,283 in the aggregate) and is entitled to cumulative annual dividends equal to four percent of the liquidation preference, payable semi-annually. At the option of the holder, the Preferred Purchased Stock may be redeemed at a redemption price per share equal to the liquidation preference upon the occurrence of certain events. So long as any shares of Series C Preferred Stock are outstanding, the Company may not, without the affirmative written consent of at least a majority in number of shares of Series C Preferred Stock then outstanding, undertake specific corporate actions, including but not limited to, (i) any increase or decrease the aggregate number of authorized shares of Preferred Stock or Common Stock, or increase or decrease the par value of the Company's Preferred Stock, (ii) consummate a sale of the Company unless the consideration received per share of Series C Preferred Stock pursuant to such sale of the Company is at least equal to the liquidation preference, or
(iii) make a payment of dividends or other distribution to holders of securities that are junior to the Series C Preferred Stock with respect to dividends, other distributions, liquidation preference and/or otherwise; provided, however, that the Company may issue shares of Preferred Stock in accordance with the terms of the Eleven-Year Warrant.

Under a Shareholders Agreement, dated as of the Closing Date, by and among the Company, REI, and Robert W. Moore, the President and Chief Executive Officer of the Company (the "Shareholders Agreement"), REI and Mr. Moore agreed that each shall vote its or his shares, as the case may be, in such a way to maintain a Board of Directors comprised of the following persons: (a) two individuals to be designated by REI (the "REI Directors"), (b) two individuals to be designated by the Chief Executive Officer of the Company (the "Management Directors") and (c) two individuals, to be designated by a majority of the Board of Directors, each of whom is not a direct or indirect affiliate, officer or director of the Company or of any subsidiary of the Company or any direct or indirect affiliate or family member of any of the foregoing (the "Independent Directors"). At any time, either the REI Directors or Management Directors may elect to increase the number of Independent Directors to three. REI's obligation to vote for the Management Directors shall terminate in the event of certain triggering events. In connection with the transaction, the Company's By-Laws were amended to increase the number of directors to seven. On the Closing Date, the Board of Directors of the Company consisted of the following persons: (a) Joseph J. Finn-Egan and Jeffrey A. Lipkin as REI Directors; (b) Robert W. Moore and Jan S. Zwaik as Management Directors; and (c) Mark F. Sullivan and Janice Pillar as Independent Directors. REI and Moore agreed that, with certain exceptions, neither shall transfer its shares to any person in the same line of business as the Company.

The Company paid $450,000 in fees to Private Equity Partners in connection with the REI Investment. Mark F. Sullivan is the managing partner of Private Equity Partners and a director of the Company. Mr.Sullivan was not a director at the time of the REI Investment.

In addition, under an Advisory Agreement, dated as of the Closing Date, by and between REI and the Company (the "Advisory Agreement"), REI will provide consulting and management advisory services to the Company in the field of financial and strategic corporate planning at a fee of $312,500 per year, subject to adjustment, commencing one year from the Advisory Agreement and ending five years after such date. Under a Registration Rights Agreement, dated as of the Closing Date, by and between the Company and REI (the "Registration Rights Agreement"), the Company granted to REI "demand" and "piggyback" registration rights.

The above summary is qualified in its entirety by reference to the exhibits filed herewith and incorporated by this reference.


        On May 6, 1998, the Registrant issued the following press release:

Wednesday May 6, 7:04 am Eastern Time Company Press Release
Chadmoore Wireless Group, Inc. Announces Closing of $7.5 Million Equity Financing Initial Equity Funding Increased in Size by 50%

LAS VEGAS--(BUSINESS WIRE)--May 6, 1998--Chadmoore Wireless Group, Inc. (OTC BB:MOOR - news), a leading provider of specialized mobile radio (SMR) communications services under the "PTT" (Power to Talk) trade name, announced today the closing of a $7.5 million equity investment into the Company by Recovery Equity Investors II, L.P., a major institutional private equity fund. This funding represents a 50% increase in size from Chadmoore's previously announced contemplated initial equity round with Recovery. In addition, Recovery has an option to invest an additional $5 million in the future at a significantly higher price, and Chadmoore has the ability to buy in such option if the Company meets certain performance criteria. Exercise of the option would result in a total equity infusion of $12.5 million.

In making this announcement, Robert W. Moore, founder and CEO of the Company, stated, "I am excited that Recovery Equity Investors has demonstrated its confidence in Chadmoore-PTT by increasing the size of its equity investment to this extent and proceeding to an expeditious closing. This financing should enable us to proceed promptly with implementation of our business plan, which includes rolling out full-scale SMR distribution in another 144 markets beyond the 24 already being served."

Moore emphasized in particular the non-monetary value of partnering with Recovery, noting that "Recovery brings substantial expertise in building businesses and a network of related resources that have heretofore been unavailable to Chadmoore. We believe that Recovery's contributions to the Company will go well beyond their financial involvement."

Added Jan S. Zwaik, Chadmoore-PTT's Chief Operating Officer, "We are thrilled to have long-term capital in place and be able to refocus our attention on the execution of our business plan. This equity financing should enable us to roll out additional markets and add new customers more quickly, which in turn should result in a compounding effect from recurring revenues over time." Joseph J. Finn-Egan and Jeffrey A. Lipkin, managing general partners of Recovery, noted that their fund was attracted to Chadmoore by the Company's differentiated business model, advantageous spectrum position, and resourceful management team that has consistently out-performed its stated objectives. "We look forward to a long, mutually rewarding relationship with Chadmoore," they said.

Private Equity Partners, based in Incline Village, Nev., served as exclusive financial advisor to Chadmoore in this transaction. Mark F. Sullivan, managing partner of PEP, stated "We have believed in the underlying potential value of Chadmoore, and in management's ability to execute its business plan, from the beginning of our relationship with the Company last year. We are very excited to have been a part of this successful step in Chadmoore's evolution."

This transaction brings the total amount of funding since PEP's involvement with the Company to approximately $11.2 million. Reflected Moore, "The team at

Private Equity Partners is awesome. They committed themselves to our success when few others believed that we could survive, and then never looked back. We literally could not have completed this financing without them."

Upon consummation of the financing, Finn-Egan, Lipkin, and Sullivan have been appointed to the Company's board of directors, along with Janice H. Pellar, owner and CEO of EMCO Communications, a major SMR services provider and Chadmoore dealer based in Baton Rouge, La. Moore and Zwaik will continue to serve as directors as well, and William C. Bossung has resigned his position on the board effective with the closing of the financing.

In conjunction with Recovery's increased equity financing, the Company has elected to defer its previously announced effort to raise secured debt financing, but intends to return to the debt markets as needed in the future, presumably with a stronger balance sheet, longer operating history, and greater critical mass.

Consistent with that decision, Chadmoore has terminated discussions under its previously disclosed letter of intent with Foothill Capital Corp. Among the potential benefits to shareholders from this decision, the Company anticipates enhanced flexibility and (subject to general market conditions) lower borrowing costs in subsequent debt financings.

Chadmoore Wireless Group, Inc. is the second-largest holder of frequencies in the United States in the 800 MHz band for commercial specialized mobile radio
(SMR) service, and controls the largest amount of available spectrum in the industry. The Company's footprint covers more than 53 million people in 168 markets, focusing on secondary and tertiary cities throughout the United States.

Also known as dispatch, one-to-many, or push-to-talk, Chadmoore - PTT's commercial SMR service enables reliable, cost-effective, real-time voice communications for smaller and medium-sized businesses that rely on mobile workforces. For a flat fee of approximately $15.00 per radio per month, customers enjoy unlimited air-time for communicating instantaneously with their teams.

Recovery Equity Partners is a leading institutional private equity fund that focuses on special situation investing, with $208 million under management from major public and corporate pension funds, bank holding companies, insurance companies, and similar financial institutions.

Private Equity Partners specializes in institutional private equity and debt financings for growth companies based in the western United States. The firm enjoys direct relationships with several hundred sources of institutional capital representing more than $50 billion of funds, and has established an effective process and reputation for closing transactions. PEP's relationship with Chadmoore remains ongoing, with near-term focus on the contemplated secured debt financing for the Company.

Financial Statements in this press release other than historical facts are "forward-looking" statements with the meaning of section 27A of the Securities Act of 1933, section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995.

The Company intends that such statements about the Company's future expectations, including future revenues and earnings, and all other forward -looking statements be subject to the safe harbors created thereby. Since these statements (future operational results and sales) involve risks and uncertainties and are subject to change at any time, the Company's actual results could differ materially from expected results.

Contact: M&A West

Scott Kelly, 650/588-2678
www.mawest.com
or
Chadmoore Wireless Group
Robert Moore, 800/566-8166

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

       (a)  Financial Statments

            None.

       (b)  Exhibits

Exhibit Number and Brief Description


4.1 Certificate of Designation of Rights and Preferences of Series C Preferred Stock of the Registrant.

4.2    Form of Series C Preferred Stock Certificate.

10.1 Investment Agreement dated May 1, 1998, between the Registrant and Recovery Equity Investors II, L.P. ("REI").

10.2 Registration Rights Agreement, dated May 1, 1998, between the Registrant and REI.

10.3 Stock Purchase Warrant, dated May 1, 1998, issued to REI for the purchase of 4,000,000 shares of Common Stock.

10.4 Stock Purchase Warrant, dated May 1, 1998, issued to REI for the purchase of 14,612,796 shares of Common Stock.

10.5 Stock Purchase Warrant, dated May 1, 1998, issued to REI for the purchase of 10,119,614 shares of Common Stock.

10.6 Shareholders Agreement, dated May 1, 1998, by and among the Registrant, REI and Robert W. Moore.

10.7   Advisory Agreement, dated May 1, 1998, between the Registrant and REI.

10.8 Indemnification Letter Agreement, dated May 1, 1998, between the Registrant and REI.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CHADMOORE WIRELESS GROUP, INC.



                                        By:  /s/ Robert W. Moore
                                           -----------------------------------
                                           Robert W. Moore, President

Date: May 13, 1998